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                                                                    Exhibit 23.3

The Board of Directors
Comstock Resources, Inc.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the registration statement on Form S-3 of our report dated March 19, 2003, with respect to the consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows of Comstock Resources, Inc. for the year ended December 31, 2002, which report appears in the December 31, 2004 Annual Report on Form 10-K of Comstock Resources, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.
                                                                    /s/ KPMG LLP

Dallas, Texas
October 4, 2005